Exhibit 99.4
GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Unaudited Pro Forma Condensed Consolidated Financial Statements
(amounts in thousands)
On October 1, 2010, Global Defense Technology & Systems, Inc. (“GTEC” or “the Company”) acquired 100% of the outstanding stock of Zytel Corporation (“Zytel”) for $27,454, which includes a $654 working capital adjustment. The acquisition was funded with cash on-hand and our senior revolving credit facility. Out of the purchase price due at closing, $4,530 was placed into escrow to be used if necessary to satisfy certain indemnification obligations of the selling stockholder. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and the fiscal year ended December 31, 2009 give effect to the Company’s purchase of Zytel. The acquisition has been accounted for as a business combination under FASB ASC 805 and the initial purchase price was allocated to Zytel’s assets and liabilities based on their fair values at the date of the acquisition, with the excess allocated to goodwill.
The unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of Zytel occurred on June 30, 2010. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2010 and year ended December 31, 2009 has been prepared as if the acquisition occurred on January 1, 2009.
The unaudited pro forma adjustments are based on management’s preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisition would primarily result in a reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.
The unaudited pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of the operations or financial position of the Company.
This information should be read in conjunction with the previously filed Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2010, the previously filed historical financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 and the historical financial statements and accompanying notes of Zytel included in this report on Form 8-K/A.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2010
(amounts in thousands, except share and per share data)

					Pro Forma
	GTEC	Zytel	Adjustments		Combined

Assets
Current assets
Cash and cash equivalents	$1,738	$2,835	$(4,573)	A	$—
Accounts receivable, net	49,254	2,370	—		51,624
Due from affiliates	364	—	—		364
Prepaid expenses and other current assets	1,240	5	—		1,245
Deferred tax assets	589	18	—		607
Income taxes receivable	308	—	—		308

Total current assets	53,493	5,228	(4,573)		54,148
Property and equipment, net	3,509	17	—		3,526
Intangible assets, net	19,140	—	4,550	B	23,690
Goodwill	24,373	—	21,762	C	46,135
Deferred tax assets	6,140	—	—		6,140
Indemnification asset	—	—	1,686	D	1,686
Other assets	442	—	—		442

Total assets	$107,097	$5,245	$23,425		$135,767

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$10,286	$3	$—		$10,289
Accrued expenses	6,966	1,669	418	E	9,053
Liability for uncertain tax positions	—	1,087	599	D	1,686
Income taxes payable	—	611	—		611
Advance payments on contracts	526	—	—		526
Bank loans, current	—	—	—		—

Total current liabilities	17,778	3,370	1,017		22,165
Deferred rent	303	—	—		303
Deferred tax liabilities	—	—	1,820	F	1,820
Bank loans, net of current	—	—	22,881	G	22,881

Total liabilities	18,081	3,370	25,718		47,169

Stockholder’s Equity
Common stock, par value $0.01 per share, 90,000,000 shares authorized and 9,089,666 shares issued and outstanding	91	—	—		91
Additional paid-in capital	88,685	—	—		88,685
Retained earnings (accumulated deficit)	240	1,875	(2,293)	H	(178)

Total stockholder’s equity	89,016	1,875	(2,293)		88,598

Total liabilities and stockholder’s equity	$107,097	$5,245	$23,425		$135,767

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(amounts in thousands)
A	This adjustment reflects the cash paid by the Company representing the purchase price of the acquisition from cash on hand. The total purchase price of $27,454 includes a $26,800 initial purchase price and a $654 working capital adjustment, collectively paid to the Zytel shareholder. This transaction took place October 1, 2010 when the Company’s cash balance was greater than the June 30, 2010 cash balance.

B	This adjustment reflects the preliminary identified intangible assets valuation.

		Preliminary Purchase Price
Acquired Intangible Assets	Estimated Useful Life	Allocation
Customer relationships	15 years	$4,300
Contract backlog	1 year	200
Trade name	1 year	50

		$4,550
C	This adjustment reflects the recording of goodwill as a result of the acquisition. The goodwill adjustment is detailed below and is calculated as the excess of purchase price over the estimated fair value of the net assets acquired. Goodwill will not be amortized but will be subject to annual impairment tests.

Amounts
Purchase price	$27,454
Less:
Net assets acquired	2,962
Identified intangible assets (preliminary)	4,550
Deferred tax liabilities	(1,820)

Goodwill	$21,762
D	This adjustment relates to a tax indemnification from the seller for IRS related issues for the prior years. The Company is indemnified up to $1,850 and has recorded an asset equal to the uncertain tax position. At October 1, 2010, this balance totaled $1,686 and includes interest and penalties through the date of acquisition. The Company will record interest expense on the uncertain tax positions in Provision for income taxes. An increase in the indemnification asset will be recorded in Other income. The indemnification asset is composed of cash held in escrow.
E	This adjustment reflects the transaction costs incurred by GTEC in connection with the acquisition. The adjustment was recorded to Accrued expenses and Retained earnings.

F	This adjustment reflects the increase in deferred tax liabilities recognized upon consummation of the Zytel acquisition arising from the allocation of the purchase price to identifiable intangible assets using the Company’s estimated effective tax rate of 40%.

G	This adjustment reflects the loan borrowings in conjunction with the Zytel acquisition.

H	This adjustment reflects the elimination of Zytel’s retained earnings prior to the acquisition and the recording of transaction costs as mentioned above.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(amounts in thousands, except share and per share data)

					Pro Forma
	GTEC	Zytel	Adjustments		Combined
Revenue	$95,115	$8,780	$—		$103,895

Operating costs and expenses
Cost of revenue	77,593	5,983	—		83,576
Selling, general and administrative expenses	10,425	1,369	—		11,794
Amortization of intangible assets	2,128	—	143	I	2,271

Total operating costs and expenses	90,146	7,352	143		97,641

Operating income	4,969	1,428	(143)		6,254
Other income (expense)
Interest income	6	2	—		8
Interest expense	(55)	(27)	(316)	J	(398)
Other income	—	—	28	K	28

Income before income taxes	4,920	1,403	(431)		5,892
Provision for income taxes	(1,763)	(582)	156	L	(2,189)

Net income	$3,157	$821	$(275)		$3,703

Earnings per share
Basic	$0.35				$0.41
Diluted	$0.34				$0.40

Weighted average common shares outstanding
Basic	9,036,432				9,036,432
Diluted	9,156,163				9,156,163

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(amounts in thousands)
I	This adjustment reflects the amortization of identified acquired intangible assets with finite useful lives, based on the preliminary purchase price allocation (see Note B above).

J	This adjustment reflects the interest expense for the funds borrowed for the acquisition of Zytel. The interest rate of 2.76% is the rate in effect as of the date of the transaction, which is locked for 30 days.

K	This adjustment reflects an increase in the indemnification asset which is equally offset by the interest expense recorded in Provision for income taxes.

L	This adjustment reflects the interest expense on the seller’s IRS related tax issue mentioned above and tax benefits from the adjustments mentioned above at the Company’s estimated effective tax rate of 40%.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(amounts in thousands, except share and per share data)

					Pro Forma
	GTEC	Zytel	Adjustments		Combined
Revenue	$212,845	$15,236	$—		$228,081

Operating costs and expenses
Cost of revenue	175,231	10,544	—		185,775
Selling, general and administrative expenses	24,861	2,361	—		27,222
Amortization of intangible assets	8,356	—	536	M	8,892

Total operating costs and expenses	208,448	12,905	536		221,889

Operating income	4,397	2,331	(536)		6,192
Other income (expense)
Interest income	7	3	—		10
Interest expense	(1,849)	(143)	(632)	N	(2,624)
Other income	—	4	55	O	59

Income before income taxes	2,555	2,195	(1,113)		3,647
Provision for income taxes	(1,286)	(894)	412)	P	(1,768)

Net income	$1,269	$1,301	$(701)		$1,869

Earnings per share
Basic	$0.20				$0.29
Diluted	$0.20				$0.29

Weighted average common shares outstanding
Basic	6,341,079				6,341,079
Diluted	6,440,301				6,440,301

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(amounts in thousands)
M	This adjustment reflects the amortization of identified acquired intangible assets with finite useful lives, based on the preliminary purchase price allocation (see Note B above).

N	This adjustment reflects the interest expense for the funds borrowed for the acquisition of Zytel. The interest rate of 2.76% is the rate in effect as of the date of the transaction, which is locked for 30 days.

O	This adjustment reflects an increase in the indemnification asset which is equally offset by the interest expense recorded in Provision for income taxes.

P	This adjustment reflects the interest expense on the seller’s IRS related tax issue mentioned above and tax benefits from the adjustments mentioned above at the Company’s estimated effective tax rate of 40%.